                                                                     EXHIBIT 4.8


================================================================================



                          THE WILLIAMS COMPANIES, INC.

                                       AND

                          BANK ONE TRUST COMPANY, N.A.,

                                   as Trustee



                          Eighth Supplemental Indenture

                            Dated as of June 3, 2002

                                       To

                                    Indenture

                          Dated as of November 10, 1997



                         9.25% Notes due March 15, 2004



================================================================================

                                                                     EXHIBIT 4.8


                  EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 3, 2002 (this "Eighth Supplemental Indenture"), between THE WILLIAMS COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), having its principal office at One Williams Center, Tulsa, Oklahoma 74172, and BANK ONE TRUST COMPANY, N.A. (successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee (the "Trustee") under the Indenture, dated as of November 10, 1997, between the Issuer and the Trustee (the "Original Indenture").

                  WHEREAS, the Issuer has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its senior, unsecured notes, debentures or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided;

                  WHEREAS, pursuant to the terms of the Original Indenture, the Issuer desires to make, execute and deliver to the Trustee this Eighth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a new series of its Securities designated as the 9.25% Notes due March 15, 2004 (herein called the "Notes"), under the Original Indenture in the aggregate principal amount of $1,400,000,000;

                  WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, against payment therefor, the valid, binding and legal obligations of the Issuer and to make this Eighth Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;

                  NOW THEREFORE, for, and in consideration of, the premises and covenants contained in the Original Indenture and this Eighth Supplemental Indenture and the purchase of the Notes by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

                                  DEFINED TERMS

                  Section 1.1 Defined Terms. Except as otherwise expressly provided in this Eighth Supplemental Indenture or in the form of Note set forth in Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Note that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Eighth Supplemental Indenture, is hereafter referred to as the "Indenture."

                                   ARTICLE II

                               TERMS OF THE NOTES

                  Section 2.1 Establishment of the Notes. There is hereby authorized a series of Securities designated the 9.25% Notes due March 15, 2004, limited in aggregate principal amount to $1,400,000,000 (except as provided in Section 2.3(2) of the Original Indenture). The Issuer may, without the consent of the Holders of the Notes, provided that no Event of Default shall have occurred and be continuing, issue additional Notes in such principal amount as shall be determined by or pursuant to a Board Resolution and having the same ranking and the same interest rate, maturity or other terms as the Notes originally issued hereunder, which together with said additional Notes shall constitute a single series of Securities under the Indenture. The Notes shall be substantially in the form set forth in Exhibit A hereto and shall include substantially the legends set forth on the face thereof.

                  Section 2.2 Terms of the Notes. The terms and provisions of the Notes as set forth in Exhibit A are hereby incorporated in and expressly made part of this Eighth Supplemental Indenture.

                  The Notes will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on March 15, 2004.

                  The Notes shall bear interest at the rate of 9.25% per annum.

                  The amount of interest payable on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Issuer payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Trustee at least 15 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the registry books of the Issuer.

                  Initially the Notes will be issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company (the "Depositary"), the initial securities depositary for the Notes), and may bear such legends as the Depositary may reasonably request. So long as the Notes are outstanding in global form registered in the name of the Depositary or its nominee, all payments of principal, premium, if any, and interest will be made by the Issuer in immediately available funds.

                  No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

                  The Notes shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated Indebtedness of the Issuer.

                  The Notes shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 over such denomination.

                  Section 2.3 Global Notes. Unless and until it is exchanged for the Notes in registered form, one or more global Notes in principal amount equal to the aggregate principal amount of all outstanding Notes ("Global Notes") may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary.

                  If at any time (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for the Global Notes and no successor Depositary shall have been appointed within 90 days after such notification, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed within 90 days after the Issuer's becoming aware of the Depositary's ceasing to be so registered, (iii) the Issuer, in its sole discretion, determines that the Global Notes shall be exchangeable for Notes in definitive registered form or (iv) there shall have occurred and be continuing an Event of Default, the Issuer will execute, and subject to Article Five of the Original Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

                  Upon exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

                                  ARTICLE III

                  Section 3.1 Execution Of Notes. The Notes shall be executed as follows:

         The Notes shall be signed on behalf of the Issuer by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Issuer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Eighth Supplemental Indenture any such person was not such an officer.

                                   ARTICLE IV

                                SUNDRY PROVISIONS

                  Section 4.1 Execution, Authentication and Delivery of the Notes. Notes in the aggregate principal amount of $1,400,000,000, or in such greater principal amount as shall be permitted by Section 2.1, may, upon execution of this Eighth Supplemental Indenture, or from time to time thereafter, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon an Issuer Order without any further action by the Issuer.

                  Section 4.2 Paying Agent and Security Registrar. Bank One Trust Company, N.A. will be the paying agent and registrar for the Notes.

                  Section 4.3 Trustee Not Responsible for Recitals. The recitals contained in this Eighth Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

                  Section 4.4 Incorporation of Indenture. The Original Indenture, as supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and this Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  Section 4.5 Governing Law. This Eighth Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

                  Section 4.6 Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                                                     EXHIBIT 4.8


                  IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

                                            THE WILLIAMS COMPANIES, INC.


                                            By: /s/ JAMES G. IVEY
                                               ---------------------------------
                                               Name:  James G. Ivey
                                               Title: Treasurer


                                            BANK ONE TRUST COMPANY, N.A.,
                                            as Trustee

                                            By: /s/ BENITA A. POINTER
                                               ---------------------------------
                                               Name:  Benita A. Pointer, CCTS
                                               Title: Account Executive

                                                                     EXHIBIT 4.8

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCED DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          THE WILLIAMS COMPANIES, INC.

                          9.25% NOTE DUE MARCH 15, 2004

CUSIP No. [       ]                                     $[            ]
No. [__]

                  THE WILLIAMS COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Issuer," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of [___________] on March 15, 2004 (the "Maturity Date"), unless earlier redeemed or repurchased, and to pay interest thereon in the manner and on the Interest Payment Dates set forth below at the rate of 9.25% per annum, from and including March 16, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. "Regular Record Date" shall mean the March 1 and September 1 (whether or not a Business Day) next preceding such Interest Payment Date. "Interest Payment Date" shall mean March 15 and September 15 of each year, commencing September 15, 2002, to the Maturity Date.

                  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a subsequent record date (a "Special Record Date") for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Issuer payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Trustee at least 15 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the Person entitled thereto as such address shall appear in the registry books of the Issuer.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this instrument to be duly executed under its corporate seal.


Dated: [_________]

                                             THE WILLIAMS COMPANIES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Attest:


By:
   -------------------------
   Name:
   Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                              BANK ONE TRUST COMPANY, N.A.,
                                              as Trustee

                                              By:
                                                 -------------------------------
                                                        Authorized Officer

Dated: [_________]

                            [FORM OF REVERSE OF NOTE]

                          THE WILLIAMS COMPANIES, INC.

                          9.25% NOTE DUE MARCH 15, 2004


                  This Security is one of a duly authorized issue of securities of the Issuer (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 10, 1997 (the "Original Indenture"), as supplemented by a First Supplemental Indenture, dated as of September 8, 2000, a Second Supplemental Indenture, dated as of December 7, 2000, a Third Supplemental Indenture, dated as of December 20, 2000, a Fourth Supplemental Indenture, dated as of January 17, 2001, a Fifth Supplemental Indenture, dated as of January 17, 2001, a Sixth Supplemental Indenture, dated as of January 14, 2002, a Seventh Supplemental Indenture, dated as of March 19, 2002, and an Eighth Supplemental Indenture, dated as of June 3, 2002 (the "Eighth Supplemental Indenture" and the Original Indenture, as so supplemented, the "Indenture"), each between the Issuer and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Eighth Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing $[________] aggregate principal amount of the Issuer's 9.25% Notes due March 15, 2004. The Securities of this series of which this Global Security is a part are limited in aggregate principal amount to $1,400,000,000, except as provided in the Eighth Supplemental Indenture.

         Optional Redemption. The Securities of this series are redeemable, in whole or in part, at any time, at the option of the Issuer, at a redemption price equal to the greater of:

                  o 100% of the principal amount of the Securities of this series then outstanding to be redeemed, or

                  o the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the Maturity Date computed by discounting such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 50 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the redemption date, as calculated by an Independent Investment Banker.

         "Adjusted Treasury Rate" means, with respect to any redemption date:

      o the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Optional Redemption Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series, yields for the two published maturities most closely corresponding to the Optional

            Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

      o if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date.

         "Independent Investment Banker" means [Salomon Smith Barney Inc.] and any successor firm, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Issuer.

         "Optional Redemption Reference Treasury Dealer" means each of up to five dealers to be selected by the Issuer, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a U.S. government securities dealer (a "Primary Treasury Dealer"), the Issuer will substitute for it another Primary Treasury Dealer.

         "Optional Redemption Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities.

         "Optional Redemption Comparable Treasury Price" means (1) the average of five Optional Redemption Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

         "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         The Issuer will mail notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each Holder of the Securities to be redeemed. If the Issuer elects to partially redeem the Securities, the Trustee will select in a fair and appropriate manner the Securities to be redeemed. The Issuer shall give the Trustee notice of the redemption price shortly after the calculation thereof.

         Upon the payment of the redemption price plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Securities or portions thereof called for redemption.

                  Usury. The interest rate on the Securities of this series shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                  Defeasance. The Indenture contains provisions for defeasance of (a) the entire Indebtedness evidenced by this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein.

                  Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  Amendment to Indenture; Waiver of Defaults. The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series issued under the Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any Holder to institute suit for the payment; or (b) reduce the aforesaid percentage in principal amount of Securities. The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all Securities of all such series, to waive certain past defaults under the Indenture and their consequences with certain conditions set forth therein. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Security.

                  Transfer and Exchange. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Exchange Act, or (y) the Issuer executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the registry books of the Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any integral multiple of $1,000 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                            Your Signature:
      --------------                            --------------------------------
                                 (Sign exactly as your name appears on the face of this Note)

                                 Tax Identification No:
                                                        ------------------------

                                 SIGNATURE GUARANTEE:

                                 -----------------------------------------------

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



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